EXHIBIT 99.1

February 26, 2014

Interline Brands Announces Proposed Debt Refinancing and Tender Offer and Consent Solicitation for 7.50% Notes due 2018

JACKSONVILLE, Fla., February 26, 2014 (GLOBE NEWSWIRE) - Interline Brands, Inc., a Delaware corporation (“Interline” or the “Company”), a leading distributor and direct marketer of broad-line maintenance, repair and operations (“MRO”) products to the facilities maintenance end-market, announced today that the Company and its wholly-owned subsidiary, Interline Brands, Inc., a New Jersey corporation (“Interline New Jersey”), are pursuing a proposed debt refinancing.

Proposed Debt Refinancing

The proposed debt refinancing is expected to result in Interline New Jersey (i) entering into a new first lien term loan credit facility, which would permit term loan borrowings in an aggregate amount of approximately $350 million (the “New Term Loan Facility”), and (ii) amending its existing asset backed revolving credit facility, dated as of September 7, 2012, with Bank of America, N.A., as agent, and the lenders from time to time parties thereto, which permits revolving borrowings in an aggregate principal amount of up to $275 million (the “Existing ABL Facility”), in order to permit the incurrence of the loans under the New Term Loan Facility, reduce the interest rate applicable to borrowings under the Existing ABL Facility and make other related changes in connection with the refinancing. The proceeds of the New Term Loan Facility are anticipated to be used for the repayment of existing debt through a tender offer and consent solicitation for any and all of Interline New Jersey’s outstanding 7.50% Notes due 2018 (as described below), the repayment of a portion of amounts outstanding under the Existing ABL Facility, to pay related fees, costs and expenses and for working capital and general corporate purposes. The timing and size of any potential refinancing and the use of proceeds thereof are subject to market and other conditions, and the Company makes no assurance that such actions will take place at any specific time, or at all.

Tender Offer and Consent Solicitation for 7.50% Notes due 2018

Interline New Jersey has commenced a tender offer to purchase any and all of its outstanding $300 million in aggregate principal amount of 7.50% Notes due 2018 (CUSIP No. 45874Q AB6) (the “Notes”) through a cash tender offer (the “Tender Offer”). The Tender Offer will expire at 11:59 p.m., New York City time, on March 25, 2014, unless extended or earlier terminated (the “Expiration Time”).

In connection with the Tender Offer, Interline New Jersey is also soliciting the consents (the “Consent Solicitation”) of holders (“Holders”) of the Notes to certain proposed amendments (the “Proposed Amendments”) to the indenture governing the Notes. The primary purpose of the Proposed Amendments is to eliminate substantially all of the restrictive covenants (other than, among other covenants, the covenant to pay interest and premium, if any, on, and principal of, the Notes when due), eliminate certain events of default, and certain other provisions contained in the indenture governing the Notes, including reducing the minimum redemption notice period from 30 days to three business days.

The following table summarizes the material pricing terms for the Tender Offer.

CUSIP No./CINS	Title of Security	Outstanding Principal Amount	Tender Offer Consideration (1)(2)	Consent Payment (1)	Total Consideration (1)(2)
45874Q AB6	7.50% Notes due 2018	$300,000,000	$1,030.50	$30.00	$1,060.50
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(1)    Per $1,000 principal amount of Notes.

(2)	Excluding accrued and unpaid interest, which will be paid in addition to the Total Consideration or Tender Offer Consideration, as applicable.

In order to be eligible to receive the Total Consideration (as defined below) for Notes, Holders must validly tender and not validly withdraw their Notes and provide and not revoke a consent (a “Consent”) to the Proposed Amendments prior to 11:59 p.m., New York City time, on March 11, 2014, unless extended by Interline New Jersey in its sole discretion (the “Consent Payment Deadline”).

The consideration (the “Total Consideration”) for each $1,000 principal amount of Notes validly tendered (and not validly withdrawn) prior to the Consent Payment Deadline and accepted for purchase pursuant to the Tender Offer is $1,060.50, which comprises $1,030.50 (the “Tender Offer Consideration”) plus $30.00 (the “Consent Payment”) for the Notes.

Holders who validly tender their Notes after the Consent Payment Deadline, but at or prior to the Expiration Time, will not be eligible to receive the Consent Payment and, for each $1,000 principal amount of Notes validly tendered, will receive an amount in cash equal to the Tender Offer Consideration.

Holders will receive accrued and unpaid interest in respect of their purchased Notes (the “Accrued Interest”) from the last interest payment date up to, but not including, the Settlement Date (as defined below) for all of their validly tendered Notes that Interline New Jersey accepts for purchase in the Tender Offer.

Holders may not tender their Notes without delivering their Consents pursuant to the Consent Solicitation and may not deliver Consents without tendering their Notes pursuant to the Tender Offer.

We anticipate that, promptly after receipt of the requisite consents to implement the Proposed Amendments (the “Effective Time”), Interline New Jersey, the guarantors and the trustee will execute a supplemental indenture to the indenture governing the notes (the “Supplemental Indenture”). Tendered Notes may be withdrawn and Consents may be revoked in accordance with the terms of the Tender Offer at or prior to the earlier of the Effective Time and 11:59 p.m., New York City time, on March 11, 2014, but not thereafter, other than as required by applicable law, unless such time is extended by Interline New Jersey in its sole discretion (such time, as may be extended, the “Withdrawal Deadline”).

Payment of the Total Consideration plus Accrued Interest in the case of Notes that are validly tendered (and not validly withdrawn) prior to the Consent Payment Deadline may be made on the Initial Settlement Date, if Interline New Jersey elects to have an Initial Settlement Date, or on the Final Settlement Date, if Interline New Jersey does not elect to have an Initial Settlement Date, provided that the conditions to the Tender Offer and Consent Solicitation have been satisfied or waived. Payment of the Tender Offer Consideration plus Accrued Interest in the case of Notes validly tendered after the Consent Payment Deadline but prior to the Expiration Time, will be made promptly after the Expiration Time on the Final Settlement Date. The “Initial Settlement Date” is a business day that Interline New Jersey may select following both the Consent Payment Deadline and the satisfaction or waiver of the conditions of the Tender Offer and Consent Solicitation. The “Final Settlement Date” is promptly after the Expiration Time. Any potential Initial Settlement Date and the Final Settlement Date are each referred to as a “Settlement Date.”

If all of the conditions of the Tender Offer are satisfied, Interline New Jersey currently intends, but is under no obligation, to call for redemption and satisfy and discharge, in accordance with the terms of the indenture governing the Notes, any and all of the Notes that are not tendered as of the Consent Payment Deadline on or after the Initial Settlement Date, if Interline New Jersey elects to have an Initial Settlement Date, or as of the Expiration Time on the Final Settlement Date, if Interline New Jersey does not elect to have an Initial Settlement Date. This press release does not constitute a notice of redemption under the optional redemption provision of the indenture governing the Notes.

The Tender Offer and Consent Solicitation are conditioned upon, among other things, entering into the New Term Loan Facility and execution of the Supplemental Indenture. If any of the conditions are not satisfied, Interline New Jersey is not obligated to accept for purchase, or to pay for, any Notes validly tendered and not validly withdrawn pursuant to the Tender Offer or to make any Consent Payments. Additionally, Interline New Jersey has reserved the right to terminate the Tender Offer and Consent Solicitation at any time and for any reason, including unfavorable market conditions. Full details of the terms and conditions of the Tender Offer and Consent Solicitation are included in Interline New Jersey’s Offer to Purchase and Consent Solicitation, dated February 26, 2014.

Global Bondholder Services Corporation (“GBSC”) will act as the Information Agent and Tender Agent for the Tender Offer and Consent Solicitation. Requests for documents may be directed to GBSC at (212) 430-3774 (collect) or (866) 937-2200 (toll-free).

Goldman, Sachs & Co. (“GS”) will act as the Dealer Manager and Solicitation Agent for the Tender Offer and Consent Solicitation. Questions regarding the Tender Offer and Consent Solicitation may be directed to GS at (212) 902-6941 (collect) or (800) 828-3182 (toll free).

This announcement is for information purposes only and is neither an offer to sell nor a solicitation of an offer to buy any security. The Notes have not been, and will not be, registered under the U.S. Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This announcement is also not a solicitation of consents with respect to the Proposed Amendments or any securities. No recommendation is being made as to whether holders of Notes should consent to the Proposed Amendments. The solicitation of consents is not being made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable state or foreign securities or "blue sky" laws.

About Interline

Interline Brands, Inc. is a leading distributor and direct marketer with headquarters in Jacksonville, Florida. Interline provides broad-line MRO products and solutions to a diversified facilities maintenance customer base of institutional, multi-family housing and residential customers located primarily throughout North America, Central America and the Caribbean. For more information, visit the Company's website at http://www.interlinebrands.com.

Recent releases and other news, reports and information about the Company can be found on the "Investor Relations" page of the Company's website at http://ir.interlinebrands.com/.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this release that are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements. The Company has tried, whenever possible, to identify these forward-looking statements by using words such as "projects," "anticipates," "believes," "estimates," "expects," "plans," "intends," and similar expressions. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. The risks and uncertainties involving forward-looking statements include, for example, economic slowdowns, general market conditions, credit market contractions, consumer spending and debt levels, natural or man-made disasters, adverse changes in trends in the home improvement and remodeling and home building markets, the failure to realize expected benefits from acquisitions, material facilities systems disruptions and shutdowns, the failure to locate, acquire and integrate acquisition candidates, commodity price risk, foreign currency exchange risk, interest rate risk, the dependence on key employees and other risks described in the Company's Annual Report on Form 10-K for the fiscal year ended December 27, 2013. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.

CONTACT: Lev Cela
PHONE: 904-421-1441